EXHIBIT 10.3
FRANKLIN BANK CORP
AMENDMENT TO 2004 LONG-TERM INCENTIVE PLAN
     This Amendment to the Franklin Bank Corp. 2004 Long-Term Incentive Plan is adopted by the Board of Directors of Franklin Bank Corp.(The “Company”) effective March 1, 2006.
WITNESSETH:
     WHEREAS, the Company has previously adopted the Franklin Bank Corp. 2004 Long-Term Incentive Plan (the “2004 Plan”) to provide incentives to its employees and directors; and
     WHEREAS, pursuant to Section 13 of the 2004 Plan, the Board of Directors is entitled to amend such plan to take into account changes in law, tax and accounting rules as well as other developments, subject to certain limitations described in such section; and
     WHEREAS, pursuant to Section 2 of the 2004 Plan, the Compensation Committee (the “Committee”) is responsible for the administration of the 2004 Plan; and
     WHEREAS, recently adopted Section 409A of the Internal Revenue Code of 1986, as amended, requires that certain provisions of the 2004 Plan be deleted in order to bring the Plan into compliance with such section, and in its administration of the 2004 Plan the Committee has identified certain other changes in the 2004 Plan that would be desirable; and the Committee desires to recommend all of the foregoing changes to the Board of Directors for consideration and adoption; and
     WHEREAS, the Compensation Committee has heretofore recommended to the Board of Directors the approval of the amendments evidenced hereby; and
     WHEREAS, the Board of Directors has approved the amendments evidenced hereby;
     NOW THEREFOR, this Amendment to the 2004 Plan is executed and delivered by the Company to evidence the amendment thereof by the Board of Directors:
     1. Plan Amendments. The 2004 Plan is hereby amended as follows:
     (a) Section 1(o) be amended by the addition of the phrase “(as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended)” after the the words “applicable pension plan” and before the words “of such employer”.
     (b) Section 2(a) be deleted in its entirety and the following substituted therefor:
     ”(a) The Plan shall be administered by the Compensation Committee or such other committee of the Board as the Board may from time to time designate (the “Committee”), which shall be composed of not less than three Outside Directors, and shall be appointed by and serve at the pleasure of the Board.”

     (c) Section 2(c)(vi) be deleted in its entirety, and Section 2(c)(vii) of the 2004 Plan be redesignated as Section 2(c)(vi) thereof.
     (d) The second sentence of Section 5(d)(i) be deleted in its entirety and the following substituted therefor:
     “The Option Price per share of Common Stock subject to a Stock Option shall not be less than the Fair Market Value of the Common Stock subject to such Stock Option on the date of grant.”
     (e) The last sentence of Section 5(d)(iv) be amended by the deletion of the introductory phrase “Except as otherwise provided in Section 5(m) below,” and such sentence hereafter begin with “A Participant shall ...”.
     (f) Section 5(f) be amended by the deletion of the last clause thereof, which reads “, except in the case of an Incentive Stock Option, which shall be exercisable for (i) a period of one year from the date of such death or (ii) the expiration of the stated term of the Incentive Stock Option, whichever period is shorter”, and the addition of the following new sentence:
     “In the event of Termination of Employment by reason of death, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a NonQualified Stock Option.”
     (g) The first sentence of Section 5(g) be amended by the deletion in its entirety of the introductory phrase “Unless otherwise determined by the Committee at the time of grant or, if a longer period of exercise is desired, thereafter” and the following be substituted therefor:
     “Unless otherwise determined by the Committee at the time of grant,”.
     (h) The first sentence of Section 5(h) be amended by the deletion in its entirety of the introductory phrase “Unless otherwise determined by the Committee at the time of grant or, if a longer period of exercise is desired, thereafter” and the following be substituted therefor:
     “Unless otherwise determined by the Committee at the time of grant,”.
     (i) The first sentence of Section 5(i) be amended by the deletion in its entirety of the introductory phrase “Unless otherwise determined by the Committee at the time of grant or, if a longer period of exercise is desired, thereafter:” and the following be substituted therefor:
     “Unless otherwise determined by the Committee at the time of grant:”.
     (j) Section 5(m) be deleted in its entirety.
     (k) The last sentence of Section 6(b)(ii) be deleted in its entirety.

     (l) The last clause of the first sentence of Section 6(c)(ii), which reads “, except with respect to Freestanding Stock Appreciation Rights granted in lieu of foregone compensation” be deleted in its entirety.
     (m) Section 6(c)(vii) be amended by the deletion of the phrase “, if a longer period of exercise is desired thereafter,”.
     (n) The first sentence of Section 6(c)(viii) be amended by the deletion in its entirety of the introductory phrase “Unless otherwise determined by the Committee at the time of grant or, if a longer period of exercise is desired, thereafter” and the following be substituted therefor:
     “Unless otherwise determined by the Committee at the time of grant,”.
     (o) The first sentence of Section 6(c)(ix) be amended by the deletion in its entirety of the introductory phrase “Unless otherwise determined by the Committee at the time of grant or, if a longer period of exercise is desired, thereafter:” and the following be substituted therefor:
     “Unless otherwise determined by the Committee at the time of grant:”.
     (p) Section 6(c)(xii) of the 2004 Plan be deleted in its entirety.
     (q) The last sentence of Section 8(b)(iii) be deleted in its entirety and the following substituted therefor:
     “Such election must be made prior to commencement of the Award Cycle for the Performance Units in question.”
     (r) The first sentence of the second paragraph of Section 13 be amended by the insertion of the phrase “(including Section 409A of the Code)” after the words “comply with applicable law”.
     (s) Section 15 be amended by the addition of the following section 15(j):
          "(j) Code Section 409A. It is intended that any grant of an Award to which Section 490A of the Code is applicable shall satisfy all of the requirements of such Code section.
     2. Miscellaneous. Except as amended hereby, the 2004 Plan as in effect on the date hereof shall remain in full force and effect.

     IN WITNESS WHEREOF, the Company has executed this Amendment to the 2004 Plan, thereunto duly authorized, effective as of March 1, 2006.

FRANKLIN BANK CORP
By:	/s/ Anthony J Nocella
Name:	Anthony J. Nocella
Title:	President and Chief Executive Officer